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                                  EXHIBIT 23.2


                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Registration Statement (Form S-8) and related Prospectus pertaining to the 1998 Employee Stock
Purchase Plan of Interleaf, Inc. of our report dated May 13, 1998, with respect to the consolidated financial statements and schedule of Interleaf, Inc., included in its Annual Report (Form 10-K) for the year ended March 31, 1998, filed with the Securities and Exchange Commission.


                                                           /s/ Ernst & Young LLP
                                                           ---------------------
                                                           ERNST & YOUNG LLP
Boston, Massachusetts
April 30, 1999